UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2015

AEROVIRONMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33261	95-2705790
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

900 Innovators Way
Simi Valley, CA	93065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 357-9983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On September 23, 2015, the Board of Directors of AeroVironment, Inc. (the Company”) authorized a share repurchase program (the “Share Repurchase Program”), pursuant to which the Company may repurchase up to $25 million of its common stock from time to time, in amounts and at prices the Company deems appropriate, subject to market conditions and other considerations.  Share repurchases may be executed through open market transactions and negotiated purchases. No time limit was established for the completion of the program. The Share Repurchase Program does not obligate the Company to acquire any particular amount of common stock and may be suspended at any time by the Company’s Board of Directors.

On September 24, 2015, the Company issued a press release announcing the establishment of the stock buyback program.  A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit
Number	Description
99.1	Press release issued by AeroVironment, Inc., dated September 24, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROVIRONMENT, INC.

Date: September 24, 2015	By:	/s/ Douglas E. Scott
Douglas E. Scott
Senior Vice President, General Counsel and Corporate Secretary